Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     JK Acquisition Corp.
     Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 our report dated May 23, 2005 included herein for the period May 11, 2005 (inception) to May 18, 2005.

May 24, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas